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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-46361) pertaining to the IHOP Corp. 1991 Stock Incentive Plan and in the Registration Statement (Form S-8 No. 333-71768) pertaining to the IHOP Corp. 2001 Stock Incentive Plan of DineEquity, Inc. and Subsidiaries of our reports dated February 25, 2009, with respect to the consolidated financial statements of DineEquity, Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of DineEquity, Inc. and Subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

ERNST & YOUNG LLP

Los Angeles, California

February 25, 2009

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm